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                                                               EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS'


We consent to the use the registration statement of Surety Capital Corporation on Form S-1 of our report dated November 1, 1995 relating to the consolidated financial statements of First Midlothian Corporation as of September 30, 1995 and the nine months then ended and for each of the two years in the period ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts" in the aforementioned registration statement.



/s/ SAMSON, ROBBINS & ASSOCIATES, P.L.L.C.

SAMSON, ROBBINS & ASSOCIATES, P.L.L.C.


Dallas, Texas
November 29, 1995